                            CERTIFICATE OF FORMATION

                                       OF

                      Cinergy Solutions of Boca Raton, LLC

          The undersigned, being a natural person of age eighteen years or more, acting as the Sole  Organizer  of a  limited  liability  company  under the
     Delaware  Limited  Liability  Company Act (as the same may be amended  from time to time,  the "Act"),  adopts,  pursuant to Section 18-201 of the Act, the following  Certificate of Formation for such limited  liability company
     (the "Company"):

                                    ARTICLE I

                                      NAME

                        The name of the Company shall be:
                      Cinergy Solutions of Boca Raton, LLC

                                   ARTICLE II

                       REGISTERED OFFICE, REGISTERED AGENT

          The  initial  registered  office  of the  Company  shall  be:  c/o The
     Corporation  Trust  Company,  1209 Orange  Street,  Wilmington,  New Castle
     County,  Delaware,  or such other location as the Parties by mutual consent shall determine.  The initial registered agent of the Company shall be: The
     Corporation  Trust  Company,  1209 Orange  Street,  Wilmington,  New Castle
     County,  Delaware,  or such other location as the Parties by mutual consent shall determine.  Either the registered  office or the registered agent may be changed in the manner provided by law.

                                   ARTICLE III

                               PERIOD OF DURATION

          The Company  shall exist until  dissolved  according  to law or by the terms of its Limited Liability Company Agreement (the "LLC Agreement").

                                   ARTICLE IV

                                     POWERS

          Subject to the LLC Agreement,  the Company shall have and may exercise all  powers and  rights  which a limited  liability  company  may  exercise legally pursuant to the Act.

                                    ARTICLE V

                                   AMENDMENTS

          The Company  reserves the right to amend this Certificate of Formation from time to time in accordance with the Act, provided,  that the unanimous approval  of the  members of the  Company to such  amendment  has been duly obtained.

          The  undersigned  does  hereby  certify,  make  and  acknowledge  this
     Certificate of Formation on this 23rd day of August, 2000.

                              /s/ Cecilia A. Temple
                              ---------------------
                                Cecilia A. Temple
                                 Sole Organizer